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                                                                    Exhibit 23.1







                              Accountants' Consent


The Board of Directors
ImClone Systems Incorporated

         We consent to the incorporation by reference in the registration statement Nos. 33-95860, 333-07339, 333-21417, 333-39067 and 333-67335 on Form
S-3 and Nos. 333-10275, 33-95894, 333-64825, 333-64827 and 333-30172 on Form
S-8 of ImClone Systems Incorporated of our report dated March 3, 2000, relating to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of ImClone Systems Incorporated.


                                           /s/ KPMG LLP
                                           ------------------------------------
                                               KPMG LLP



Princeton, New Jersey
March 29, 2000